VERB TECHNOLOGY COMPANY, INC. LISTS ON THE NASDAQ CAPITAL MARKET AND PRICES $20,000,000 PUBLIC OFFERING

HOLLYWOOD, CA – April 4, 2019 – Verb Technology Company, Inc. (OTC: VRRB, NASDAQ: VERB; VERBW) (“VERB”), a leader in business-focused interactive video, and the pioneer of Augmented Sales Intelligence software, today announced the pricing of an underwritten public offering of 6,389,776 units, consisting of 6,389,776 shares of its common stock and warrants to purchase up to 6,389,776 shares of common stock, at a combined public offering price of $3.13 per unit. The warrants will have an initial per-share exercise price of $3.443, subject to customary adjustment, are exercisable immediately and will expire five years (5) from the date of issuance. The gross proceeds to VERB from this offering are expected to be approximately $20,000,000, plus an over-allotment of up to $3,000,000 (15%) of additional gross proceeds before deducting underwriting discounts and commissions and other estimated offering expenses payable by VERB. The 15% equates to a maximum of an additional 958,466 units consisting of 958,466 shares of common stock and warrants to purchase up to 958,466 shares of common stock to cover the underwriter’s 45-day over-allotment option. The offering is expected to close on April 9, 2019, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole book-running manager for the offering.

“This is the beginning of an exciting new era for VERB and our stockholders,” stated Rory J. Cutaia, CEO of VERB. He continued, “We are enthusiastic about our future and what we will accomplish as we integrate our leading-edge software and technology with the systems and client base of our new partners, Sound Concepts. We look forward to continuing to increase stockholder value as we commence trading on The NASDAQ Capital Market.”

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (the SEC) and became effective on April 4, 2019 and is available on the SEC’s website located at http://www.sec.gov.

The offering will be made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained, when available, by contacting A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov. Before investing in this offering, interested parties should read in their entirety the prospectus and the other documents that VERB has filed with the SEC that are incorporated by reference in such prospectus, which provide more information about VERB and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VERB Technology Company, Inc.

VERB Technology Company, Inc., formerly nFüsz, Inc., is rapidly emerging as the market leader in interactive video data collection and analysis applications. VERB provides customer relationship management (“CRM”), lead generation, and video marketing software applications under the brand name TAGG. The Company’s proprietary and patent-pending technology produces real-time, measurable results with customers reporting greater than 600% increases in conversion rates. The Company’s software-as-a-service (SaaS) products are cloud-based, accessible on all mobile and desktop devices, and are available by subscription for individual and enterprise users. The Company’s technology is integrated into popular ERP, CRM, and marketing platforms, including Oracle NetSuite, Adobe Marketo, and integrations into Salesforce.com, Odoo, and Microsoft, among others are underway. The Company’s newest applications include TaggCRM, the premier mobile app for entrepreneurs; TaggMED, for the healthcare industry; TaggEDU, for the education industry; and TaggNGO, for non-profit organizations. Coming soon is the release of TaggLIVE, our Facebook app, allowing users to add clickable ‘taggs’ to their live Facebook broadcasts in real-time. To create and tagg your own videos that you can share and post to social, try TaggLITE, available for FREE on our website.

For more information, please visit: www.myverb.com

Cautionary Note on Forward-Looking Statements

This press release may contain “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and other filings with the U. S. Securities and Exchange Commission (available at www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact

Please address media inquiries to: info@myverb.com

855.250.2300, extension 7